UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
November 30, 2022
(Date of Report)
(Date of earliest event reported)
JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)
New York
(State or other jurisdiction of incorporation)

001-11507	13-5593032

(Commission File Number)	(IRS Employer Identification No.)
111 River Street, Hoboken New Jersey	07030

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(201) 748-6000

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $1.00 per share	WLY	New York Stock Exchange
Class B Common Stock, par value $1.00 per share	WLYB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

On November 30, 2022, John Wiley & Sons, Inc. (the “Company”) and certain of its subsidiaries, entered into the second amendment (the “Second Amendment”) to the Third Amended and Restated Credit Agreement, with Bank of America, N.A. (“BOA”), as administrative agent, swing line lender, and L/C issuer, and the lenders, and other agents party thereto (hereinafter referred to as the “Restated Credit Agreement”).

The Second Amendment amends the Restated Credit Agreement dated as of May 30, 2019, which amended and restated the Company’s original credit agreement with BOA, entered into on November 2, 2011, and was previously amended on March 1, 2016 (the “Existing Credit Agreement”; the Existing Credit Agreement as amended by the First Amendment, the “Credit Agreement”).

The Second Amendment, among other things, (i) extends principal amount of $1.315 billion of credit commitments for five years through November 2027; (ii) maintains $185 million in existing credit commitments through the existing maturity date in May 2024; (iii) changes the amount of Term Loans and the timing of the associated required amortization; (iv) changes the rate under the Credit Agreement for borrowings denominated in U.S. Dollars from a LIBOR-based rate to SOFR (Secured Overnight Financing Rate) subject to certain adjustments specified in the Credit Agreement; and (v) modifies certain financial calculations, including the Consolidated Net Leverage Ratio and the Consolidated Interest Coverage Ratio, as defined in the Credit Agreement.

The preceding description of the Second Amendment is a summary and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
Exhibit No. Description

Exhibit 10.1    Second Amendment to the Third Amended and Restated Credit Agreement, dated as of November 30, 2022, among John Wiley & Sons, Inc., John Wiley & Sons Limited, J Wiley Limited, Wiley Europe Investment Holdings Limited, and Wiley-VCH GmbH , as borrowers, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the other Lenders party thereto, which amends the Third Amended and Restated Credit Agreement dated as of May 30, 2019.

Exhibit 10.2    Revised as of November 30, 2022 Third Amended and Restated Credit Agreement, among John Wiley & Sons, Inc., John Wiley & Sons Limited, J Wiley Limited, Wiley Europe Investment Holdings Limited, and Wiley-VCH GmbH , as borrowers, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the other Lenders party thereto, which amends the Third Amended and Restated Credit Agreement dated as of May 30, 2019.

Exhibit 104    Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOHN WILEY & SONS, INC.
(Registrant)

By	/s/ Brian A. Napack
Brian A. Napack
President and Chief Executive Officer

By	/s/ Christina Van Tassell
Christina Van Tassell
Executive Vice President and Chief Financial Officer

Dated: December 6, 2022